EXHIBIT 3.153

CERTIFICATE OF LIMITED PARTNERSHIP
OF
THE RUBENSTEIN COMPANY, L.P.

          This Certificate of Limited Partnership of The Rubenstein Company, L.P. (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

                              1.          The name of the Limited Partnership is:

                                                              The Rubenstein Company, L.P.

                              2.           The address of the registered office of the Limited Partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805-1297. The Limited Partnership’s registered agent at that address is Corporation Service Company.

                              3.           The name and address of the general partners are:

NAME	ADDRESS

TRC Realty, Inc.-GP	The Rubenstein Company
600 West Germantown Pike
Suite 221
Plymouth Meeting, Pennsylvania 19462

Prometheus Mid-Atlantic Investors Trust	Lazard Freres Real Estate Investors L.L.C
30 Rockefeller Plaza, 63rd Floor
New York, New York 10020

                              IN WITNESS WHEREOF, the undersigned, as the general partners of the Limited Partnership, have caused this Certificate of Limited Partnership to be duly executed as of this 22nd day of December, 1997.

TRC Realty, Inc.-GP
General Partner

By:	/s/ David B. Rubenstein

Name: David B. Rubenstein
Title: Vice President

Prometheus Mid-Atlantic Investors Trust
General Partner

By:	/s/ Murry Gunty

Name: Murry Gunty
Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09 : 00 AM 12/22/1997
971442123 - 2836584

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09 : 00 AM 08/19/1998
981324813 - 2836584

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1.          Name of Limited Partnership

             THE RUBENSTEIN COMPANY, L.P.

2.          Date of original filing with Delaware Secretary of state:

             December 22, 1997

I,    David B. Rubenstein, President of TRC Realty, Inc.-GP, the general partner of this Limited Partnership, do hereby certify that this Limited Partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this Limited Partnership be restored to Good Standing.

/s/ David B. Rubenstein

David B. Rubenstein

EXECUTION COPY

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OP LIMITED PARTNERSHIP

OF

THE RUBENSTEIN COMPANY, L.P.

          The undersigned, desiring to amend the Certificate of Limited Partnership of The Rubenstein Company, L.P. (hereinafter called the “Partnership”), do hereby certify that:

          FIRST:                 The name of the limited partnership is The Rubenstein Company, L.P.

          SECOND:            Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

Prometheus Mid-Atlantic Investors Trust, a Maryland real estate investment trust, withdraws from the Partnership as a general partner of the Partnership.

          IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of limited Partnership on this 30th day of APRIL, 2004.

TRC REALTY, INC.-GP. a Pennsylvania corporation, general partner

By:	/s/ Frank J. Ferro

Frank J. Ferro
Executive Vice President

PROMETHEUS MID-ATLANTIC INVESTORS TRUST, a Pennsylvania corporation, withdrawing general partner

By:	/s/ Douglas N. Wells

Douglas N. Wells
Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:03 PM 05/06/2004
FILED 05:03 PM 05/06/2004
SRV 040332438 - 2836584 FILE

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
THE RUBENSTEIN COMPANY, L.P.

          The Rubenstein Company, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on December 22, 1997, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirely as follows

          1.     The name of the Partnership is Brandywine Midatlantic LP

          2.     The address of the registered office of the Partnership in Delaware is 1313 North Market Street, Suite 5100, Wilmington, Delaware 19801. The Partnership’s registered agent at that address is PHS Corporate Services, Inc.

          3.     The name and mailing address of the sole general partner is;

Brandywine Midatlantic LLC
c/o Brandywine Realty Trust
401 Plymouth Road
Suite 500
Plymouth Meeting, Pennsylvania 19462

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership, has been duly executed as of the 21st day of September , 2004, and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized.

Brandywine Midatlantic LLC

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 09/22/2004
FILED 05:04 PM 09/22/2004
SRV 040686689 - 2836584 FILE

CONSENT TO USE OF NAME

          Brandywine Midatlantic LLC, a limited liability company organized under the laws of the State of Delaware, hereby consents to the organization of Brandywine Midatlantic LP in the State of Delaware.

          IN WITNESS WHEREOF, the said Brandywine Midatlantic LLC has caused this consent to be executed by its general partner, this 21st day of September, 2004.

BRANDYWINE OPERATING PARTNERSHIP, L.P., Its Sole Member

By:	BRANDYWINE REALTY TRUST,
Its General Partner

/s/ Gerard H. Sweeney

By:	Gerard H. Sweeney
Title:	President and Chief Executive Officer